As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-262820

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Switzerland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Tel: +41 22 552 38 40

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(212) 947-7200

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, New York 10001

(212) 479-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form F-3 (“Registration Statement”) is being filed solely for the purpose of filing an updated Exhibit 5.1 and updating Item 9 of the Registration Statement accordingly. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	File Date

4.1**	Articles of Association	Form F-3	333-262820	4.1	02/17/2022

4.2	Registration Rights Agreement by and among the Registrant and certain holders of its capital shares, dated as of January 17, 2017.	Form F-1/A	333-215383	4.1	01/23/2017

4.3	Registration Rights Agreement, by and between the Registrant and the investors named therein, dated as of October 9, 2017	Form 6-K	001-37993	99.2	10/11/2017

4.4	Registration Rights Agreement, dated as of October 12, 2021, by and between the Company and the Purchasers.	Form 6-K	001-37993	99.5	10/13/2021

4.5	Amended and Restated Securities Purchase Agreement, deemed dated as of October 12, 2021, by and among the Company and the Purchasers.	Form 6-K	001-37993	99.3	01/28/2022

5.1*	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares.

23.1**	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm.	Form F-3	333-262820	23.1	02/17/2022

23.2*	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page).	Form F-3	333-262820	24.1	02/17/2022

107**	Filing Fee Table	Form F-3	333-262820	107	02/17/2022

*	Filed herewith.
**	Previously filed.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on February 25, 2022.

OBSEVA SA

By:	/s/ Brian O’Callaghan
Name:	Brian O’Callaghan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian O’Callaghan Brian O’Callaghan	Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2022

/s/ Will Brown Will Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2022

* Frank Verwiel	Chairperson of the Board of Directors	February 25, 2022

* Ernest Loumaye	Director	February 25, 2022

* Annette Clancy	Director	February 25, 2022

* Anne VanLent	Director	February 25, 2022

* Ed Mathers	Director	February 25, 2022

* Catarina Edfjäll	Director	February 25, 2022

Cogency Global Inc.

By:	*	Authorized Representative in the United States	February 25, 2022
Name:	Colleen A. DeVries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

*By:	/s/ Brian O’Callaghan
Brian O’Callaghan
Attorney-in-fact

II-2